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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC. 20549


                     --------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                     --------------------------------------


                DATE OF REPORT:        OCTOBER 14, 1999
                               ---------------------------------
                               (DATE OF EARLIEST EVENT REPORTED)



                   INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.
                   ------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)






            FLORIDA                     000-25273             59-3422536
-------------------------------      ----------------    ---------------------
(STATE OR OTHER JURISDICTION OF      (COMMISSION FILE      (I.R.S. EMPLOYER
        INCORPORATION)                   NUMBER)         IDENTIFICATION NUMBER)


           360 CENTRAL AVENUE
        ST. PETERSBURG, FLORIDA                                   33701
---------------------------------------                         ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)


                                 (727) 803-2040
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




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ITEM 5.  OTHER EVENTS.

                  Insurance Management Solutions Group, Inc. (the "Company") is filing this Current Report on Form 8-K to report certain management changes occurring since October 14, 1999.

                  On October 14, 1999, the Company's Board of Directors increased the size of the Company's Board from nine (9) to ten (10) members by adding a new Class II directorship. David M. Howard, the President of the Company, was elected by the Board to fill the vacancy created thereby, to hold office until the 2002 Annual Meeting of Shareholders or until his successor is duly elected and qualified.

                  Mr. Howard, age 38, joined the Company as President in August 1999. Prior to such time, he spent eleven (11) years with Bankers Insurance Group, Inc. ("BIG"), the Company's majority shareholder and principal customer. From October 31, 1998 until assuming his duties with the Company, Mr. Howard served as Senior Vice President of each of BIG's insurance subsidiaries, namely Bankers Insurance Company, Bankers Life Insurance Company, Bankers Security Insurance Company and First Community Insurance Company. From October 1996 until assuming his duties with the Company, he also served as Senior Vice President of BIG and President of Bankers Insurance Services, Inc., a subsidiary of BIG. Mr. Howard served as President of Bankers Hazard Determination Services, Inc., the flood zone determination services subsidiary of the Company that was merged into its Geotrac of America, Inc. ("Geotrac") subsidiary, from October 1995 to July 1998, and as Executive Vice President of Bankers Insurance Services, Inc. from December 1991 to October 1996. He also has served as a director of Geotrac since July 1998.

                  Prior to joining BIG, Mr. Howard spent several years as an officer in the United States military. He is active in industry organizations and is a member of the Council of Company Executive Officers ("CCEO"). Mr. Howard is a graduate of Central Michigan University.

                  Also on October 14, 1999, Christopher P. Breakiron, formerly the acting Chief Financial Officer, Treasurer and Secretary of the Company, assumed all three positions on a permanent basis. Mr. Breakiron is also a Vice President of the Company and has served in such capacity since April 1999. From July 1997 to August 1999, he served as Controller of the Company. Prior to joining the Company, Mr. Breakiron worked as a senior auditor with Arthur Andersen LLP.

                  On the same date, Kathleen M. Batson resigned as Senior Vice President of the Company in order to become President of IMS Direct, Inc., a wholly-owned subsidiary of the Company. IMS Direct, Inc. is a direct response insurance telemarketing agency licensed in all 50 states that can solicit insurance business, provide quotes, complete applications, bind coverage and service customers for various insurance providers.



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                  Effective January 11, 2000, Jeffrey S. Bragg, Executive Vice
         President, Chief Operating Officer and a director of the Company, resigned his positions to pursue personal interests. Mr. Bragg will be retained by the Company on a consulting basis until July, 2000. As a result of Mr. Bragg's resignation, the Company's Board of Directors presently consists of nine (9) members.

                  On January 18, 2000, Robert G. Gantley was appointed as Chief Operating Officer and Vice President of the Company, filling the vacancy created by Mr. Bragg's departure. Mr. Gantley, age 45, served as Vice President - Claims of Insurance Management Solutions, Inc., the Company's principal operating subsidiary, since August 1997. From August 1997 to June 1998, he also served as Vice President - Claims of the Company. Mr. Gantley joined BIG in October, 1996 and served as Vice President - Claims of Bankers Insurance Company, a wholly-owned subsidiary of BIG, until February 1999. Prior to joining BIG, he was Assistant Director of the Massachusetts State Lottery from 1993 to 1996 and spent over fifteen (15) years with Allstate Insurance Group, most recently as a Territorial Claims Manager from 1989 to 1993. Mr. Gantley is a 1977 graduate of Harvard College and has over eighteen
         (18) years experience in the insurance industry.

                  Also on January 18, 2000, David M. Howard was appointed as Chief Executive Officer of the Company, replacing David K. Meehan, who remains the Chairman of the Board of the Company.

                  A copy of the Company's press release, dated January 31, 2000, announcing certain of the foregoing management changes, as well as the Company's creation of an E-Solutions division focused on the development of Internet solutions primarily directed toward the property and casualty insurance industry, is filed as Exhibit 99 to this current report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                           NOT APPLICABLE

         (b)      PRO FORMA FINANCIAL INFORMATION.

                           NOT APPLICABLE

         (c)      EXHIBITS.

   99    PRESS RELEASE, DATED JANUARY 31, 2000



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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  INSURANCE MANAGEMENT SERVICES GROUP, INC.


                                  By: /s/ David M. Howard
                                     ------------------------------------------
                                          David M. Howard
                                          President and Chief Executive Officer

Date: February 3, 2000



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                                 EXHIBIT INDEX


EXHIBIT NO.                       DESCRIPTION
-----------                       -----------

    99            Press Release, dated January 31, 2000




















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